Exhibit 23.1

Consent of BDO Seidman, LLP, independent certified public accountants

               Consent of Independent Certified Public Accountants


The Board of Directors and the
Stockholders of All Communications Corporation

We hereby consent to the incorporation by reference in the Registration Statement No. 333-77661 of All Communications Corporation on Form S-8, of our report dated February 29, 2000 relating to the consolidated financial statements All Communications Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


BDO Seidman, LLP
Woodbridge, New Jersey
March 29, 2000